Exhibit 99.1


                       AGREEMENT OF PURCHASE AND SALE
                        AND JOINT ESCROW INSTRUCTIONS


      THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made as of the 30th day of December, 1999, by and between Inprise Corporation, a Delaware corporation ("Seller") and ScanlanKemperBard Companies, an Oregon corporation ("Buyer").

                                  RECITALS

      A. Seller is the owner of an office complex consisting of a 3-story office building containing approximately 512,791 square feet of office space and approximately 6.77 acres of adjacent unimproved land at 100 Enterprise Way, Scotts Valley, California;

      B. Buyer desires to purchase and Seller desires to sell the above property for the purchase price and on the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

      1.   Sale.

           1.1 Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions set forth herein, the following:

                1.1.1 The real property described on the attached EXHIBIT "A" (the "Land"), together with all buildings, improvements and fixtures thereon (collectively, the "Improvements") and all rights, privileges and easements appurtenant to the Land and the Improvements, including without limitation all of Seller's right, title and interest in and to all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and Improvements (collectively, the "Real Property");

                1.1.2 Seller's right, title and interest in the furniture, equipment, supplies, inventory and other personal property presently located on or used in connection with the ownership and operation of the Real Property, excluding, however, only such personal property as is located as of the date of this Agreement in the Leaseback Premises (as defined in Paragraph 4.6, below) and such personal property, furniture, equipment, supplies and inventory of any tenants of Seller occupying or using any portion of the Improvements (the "Personal Property"). On or before January 10, 2000, Seller shall deliver to Buyer a signed written inventory of all Personal Property included in this purchase and sale. Buyer shall notify Seller in writing of any objections to the Inventory prior to the Contingency Deadline (as hereinafter defined) and Buyer and Seller shall attempt in good faith to resolve any such objections prior to the Contingency Deadline. Following its approval of the inventory, Buyer shall sign a copy of the inventory and deliver the signed copy to Seller. If Buyer delivers a Notice to Proceed, Buyer shall be deemed to have approved the latest inventory delivered to Buyer prior to sending the Notice to Proceed.

                1.1.3 Seller's right, title and interest as landlord in all leases, rental agreements and other occupancy agreements for the Real Property, and any agreements ancillary thereto such as lease guaranties and work letter agreements (collectively, "Leases"). On or before January 7, 2000, Seller shall deliver to Buyer a rent roll for the Real Property certified by Seller to Seller's actual knowledge, to be accurate and complete ("Rent Roll"), together with copies of all Leases. As used in this Agreement, the phrase "to Seller's actual knowledge" means to the actual knowledge of any one or more of Hobey Birmingham, Joanne Butler and Sam Farb. The Rent Roll shall include as to each tenant the tenant's name, the location of the tenant's premises, the base rent, basis of base rent escalations, additional rent (components and percentage) to the extent applicable, outstanding concessions, lease commencement date, lease expiration date, renewal options (number and length), and a description of any purchase or early termination rights.

                1.1.4 Seller's right, title and interest, to the extent transferable, in those service, maintenance and construction contracts relating to the Real Property ("Contracts") that Buyer elects, as hereinafter provided, to continue following the Close of Escrow. On or before January 7, 2000, Seller shall deliver to Buyer a list of all Contracts together with complete copies of all Contracts (including any modifications or amendments thereto). Buyer shall notify Seller in writing, within ten (10) days following Buyer's receipt of both the list and copies of Contracts of those Contracts which Buyer elects to continue and assume (with regard to obligations which accrue after the Close of Escrow) following the Close of Escrow (collectively, "Approved Contracts"). Within five (5) days following receipt of Buyer's notice of Approved Contracts, Seller shall notify Buyer in writing of (i) any Contracts other than Approved Contracts which Seller believes cannot be terminated on thirty (30) days' or less notice and (ii) any Contracts other than Approved Contracts which Seller believes are not terminable without liability or cost to Seller (collectively, "Non-Terminating Contracts"). Seller shall, on or before the Close of Escrow, take such action as shall be necessary to terminate effective no later than thirty (30) days following the Close of Escrow all Contracts other than Approved Contracts and Non-Terminating Contracts, except to the extent that Seller, at its sole cost and expense, wishes to continue such Contracts following the Close of Escrow with respect to the Leaseback Premises only and such continuation of Contracts does not violate any term of Seller's Lease (as defined in Paragraph 4.6, below); and

                1.1.5 Seller's right, title and interest, without representation or warranty as to accuracy or completeness, and to the extent transferable, in all guarantees, warranties, surveys, engineering studies and reports (including, without limitation, soils, environmental, geotechnical and structural studies and reports), permits (other than such permits as are required by Seller in connection with the operation of its business on the Real Property under the Lease), licenses, certificates, franchises, building plans and specifications and building name relating to the Real Property (collectively, the "Documents"). On or before January 7, 2000, Seller shall deliver to Buyer a list of all Documents together with complete copies of all Documents.

 The Real Property, the Personal Property, the Leases, the Contracts and the Documents are hereinafter collectively referred to as the "Property."

      2.   Purchase Price.

           2.1 The purchase price for the Property is the sum of Forty-Seven Million and No/100 Dollars ($47,000,000.00) (the "Purchase Price"). Subject to prorations and adjustments as hereinafter set forth, the Purchase Price shall be paid by Buyer to Seller as follows:

                2.1.1 A cashier's check payable to Escrow Holder (as such term is defined in Paragraph 10.1) in the sum of Five Hundred Thousand Dollars ($500,000.00) shall be delivered to Seller by Buyer concurrently with Buyer's delivery to Seller of an executed counterpart of this Agreement. Seller shall deliver Buyer's cashier's check to Escrow Holder concurrently with the Opening of Escrow (as such term is defined in Paragraph 11.1). In lieu of depositing such amount by cashier's check, Buyer may wire transfer such amount into Escrow within two (2) business days following the Opening of Escrow. Escrow Holder shall place the Five Hundred Thousand Dollars ($500,000) deposit, together with such other sums deposited into Escrow by Buyer, into an interest-bearing account for the benefit of Buyer. The Five Hundred Thousand Dollar ($500,000) deposit, together with accrued interest thereon, is hereinafter referred to as the "Initial Deposit."

                2.1.2 If Buyer shall deliver to Seller a Notice to Proceed, then within two (2) business days after the date Buyer delivers the Notice to Proceed, Buyer shall wire transfer such additional amount as is necessary ("Additional Deposit") to bring the total funds on deposit in Escrow (as defined in Paragraph 10.1, below) to One Million Dollars ($1,000,000.00). The Initial Deposit and the Additional Deposit, together with accrued interest thereon, is hereinafter referred to as the "Deposit"). Upon and after Buyer's delivery to Seller of a Notice to Proceed, if any, the Deposit, or so much thereof as shall have been deposited by Buyer into Escrow, shall become nonrefundable to Buyer except in the event of (i) failure of Escrow to close due to a default of Seller or (ii) as otherwise expressly provided in this Agreement. Notwithstanding anything to the contrary in this Agreement, if Buyer does not deliver the Initial Deposit or the Additional Deposit within the respective periods required therefor pursuant to Paragraph 2.1.1 and this Paragraph 2.1.2, Seller may at any time thereafter, upon written notice to Buyer, terminate this Agreement and, thereupon, neither party shall have any further obligation to the other, except for such obligations which, pursuant to the express terms of this Agreement, survive termination of this Agreement.

                2.1.3 The balance of the Purchase Price shall be wire transferred by Buyer into escrow on or before the Closing Date (as such term is defined in Paragraph 10.3).

           2.2 On any occasions when Escrow Holder is required to pay funds under this Agreement to Buyer or Seller, it shall transmit such funds by check, delivered by messenger, overnight express mail or, if instructed by the party entitled to the funds, by federal wire transfer.

      3.   Title.

           3.1 At the Close of Escrow (as such term is defined in Paragraph 10.2 hereof), Seller shall deliver to Buyer a grant deed (the "Grant Deed") conveying fee simple title to the Real Property. The Grant Deed shall be prepared by Seller prior to the Contingency Deadline and shall be reasonably satisfactory to Buyer. Subject to Buyer's approval in accordance with the provisions of Paragraph 4.2 hereof, Buyer agrees to accept title to the Real Property subject to the Permitted Exceptions (as defined in Paragraph 4.2(c), below).

           3.2 At the Close of Escrow, Escrow Holder shall cause Chicago Title Company, San Jose, California (the "Title Company") to deliver to Buyer an ALTA extended coverage owner's policy of title insurance insuring fee title to the Real Property in Buyer with liability equal to the Purchase Price ("Title Policy"). Buyer shall obtain, at its sole cost and expense, any survey of the Real Property that may be required for the issuance of an ALTA extended coverage owner's policy of title insurance ("ALTA Survey"). Buyer and Seller shall each pay fifty percent (50%) of the cost of issuing to Buyer a CLTA standard coverage owner's policy of title insurance insuring fee title to the Real Property in Buyer with liability equal to the Purchase Price. Buyer shall pay one hundred percent (100%) of any additional cost of an ALTA extended coverage owner's policy and the cost of any endorsements requested by Buyer, except for any endorsements offered by Seller to cure title objections of Buyer (which endorsements shall be paid for by Seller).

           3.3 At the Close of Escrow, Seller shall transfer its right, title and interest to the Personal Property pursuant to a bill of sale (the "Bill of Sale") in a form to be prepared by Seller prior to the Contingency Deadline and which shall be reasonably satisfactory to Buyer, and Seller shall transfer and assign its right, title and interest in the Leases and, to the extent transferable, Approved Contracts and Documents pursuant to an assignment (the "Assignment of Leases, Approved Contracts and Documents") in a form to be prepared by Seller prior to the Contingency Deadline and which shall be reasonably satisfactory to Buyer. Seller shall exercise good faith efforts to obtain, at its sole cost and expense, any consents needed for assignment to Buyer of the Leases, Approved Contracts and Documents.

      4.   Buyer's Due Diligence.

           4.1 Contingency Deadline. Except as otherwise provided in this Agreement, Buyer shall have until 5 p.m. (Pacific Time) on January 29, 1999 ("Contingency Deadline"), to review all materials provided or made available by Seller to Buyer pursuant to the terms of this Agreement, to review the state of title to the Property, to negotiate the Seller's Lease and to perform such other due diligence with respect to the Property as Buyer determines in its sole discretion to perform. If Buyer, in its sole and absolute discretion, elects to proceed with its purchase of the Property, Buyer shall deliver written notice (the "Notice to Proceed") to Seller prior to the Contingency Deadline that it elects to proceed with the purchase of the Property. If Buyer timely delivers a Notice to Proceed, Buyer shall be deemed to have approved all aspects of the Property except for those aspects which this Agreement expressly provides remains subject to Buyer's approval following the Contingency Deadline, and Buyer shall have no further right to terminate this Agreement except as otherwise expressly provided in this Agreement. If Buyer fails to timely deliver a Notice to Proceed or if, prior to the Contingency Deadline, Buyer, in its sole and absolute discretion, delivers to Seller a notice of its intention not to proceed under this Agreement, then this Agreement shall automatically terminate, the Initial Deposit shall be returned to Buyer, and thereafter the parties shall have no further obligation or liability under this Agreement except for obligations which this Agreement provides expressly survive termination. In the event of any termination of this Agreement pursuant to the terms of this Paragraph 4.1 or any other provisions of this Agreement, any cancellation fee or other costs of the Escrow Holder shall be borne equally by Seller and Buyer, unless such termination is due to the default of a party, in which event the defaulting party shall bear all such costs and fees.

           4.2  Title.

                     (a) Escrow Holder shall instruct the Title Company to issue a preliminary title report (the "PTR") with respect to the Real Property and deliver the PTR, together with legible copies of all exception instruments referred to therein, to Buyer within five (5) days following the Opening of Escrow or as soon thereafter as reasonably possible. If Buyer shall timely deliver to Seller a Notice to Proceed, Buyer shall be deemed to have approved all title exceptions reflected in the PTR, the ALTA survey and any supplemental title report ("Supplemental PTR") received by Buyer at least five (5) business days prior to the date of the Contingency Deadline. If Buyer shall not receive the ALTA survey and a Supplemental PTR listing all survey exceptions at least five (5) business days prior to the date of the Contingency Deadline, Buyer shall note this fact in the Notice to Proceed and the Contingency Deadline with respect to the ALTA survey and any survey exceptions, only, shall be extended for a period of fifteen (15) days. Such extension shall not extend the time for depositing the Additional Deposit under Paragraph 2.1.2. After the original Contingency Deadline but before the extended Contingency Deadline, Buyer may terminate its purchase of the Property and this Agreement only if Buyer objects to the ALTA survey or any survey exceptions, or if Buyer has not received the ALTA survey or all survey exceptions. Buyer shall give Seller written notice of such termination on or prior to the extended Contingency Deadline and shall specify in such notice the reason for terminating. If Buyer shall fail to give such notice, Buyer shall be deemed to have approved the ALTA survey and all survey exceptions. If Buyer shall timely provide such notice of termination, then this Agreement shall terminate, the Deposit (or so much thereof as shall have been deposited in Escrow) shall be returned to Buyer, and thereafter the parties shall have no further obligation or liability under this agreement except for obligations which this Agreement provides expressly survive termination.

                     (b) If the Title Company raises any new or additional title exceptions later than the fifth (5th) business day prior to the date of the original Contingency Deadline (other than survey exceptions, which are addressed in Paragraph 4.2(a), above), Buyer shall have five (5) business days following receipt of the Supplemental PTR raising such exception to notify Seller and Escrow Holder in writing ("Buyer's Title Notice") of any objections thereto. Buyer's failure to deliver Buyer's Title Notice within the applicable time period shall be deemed Buyer's disapproval of and objection to such new or additional exceptions. On or before the date ("Seller's Notice Date") which is the third (3rd) business day after (i) Seller's receipt of Buyer's Title Notice or (ii) the last day of the period prescribed above for delivering a Buyer's Title Notice if no Buyer's Title Notice is received by Seller within such period, Seller shall notify Buyer in writing ("Seller's Title Notice") whether Seller elects to eliminate or cure title objections described in Buyer's notice(s) or deemed made by Buyer's failure to deliver the Buyer's Title Notice. If Seller elects to eliminate or cure a title objection, the elimination or curing by Seller of the title objection shall be completed on or before and shall be a condition to Buyer's obligation to buy the Property. If (i) Seller does not deliver Seller's Title Notice on or before Seller's Notice Date or (ii) Seller notifies Buyer that Seller is unable or unwilling to cure any title objections, Buyer may either (i) waive such objections in writing and accept such title as Seller is able to convey, without recourse against Seller at law, in equity or otherwise, or reduction in the Purchase Price; or (ii) terminate this Agreement by delivering written notice to Seller and Escrow Holder of such termination on or before the earlier of (A) five (5) days following receipt of Seller's Title Notice or (B) five (5) calendar days following Seller's Notice Date. Buyer's failure to deliver such notice shall conclusively be deemed Buyer's waiver of any such title objections. If the Closing Date is scheduled to occur prior to expiration of the period specified in the immediately-preceding sentence for delivering Buyer's notice of waiver or termination, the Closing Date shall automatically be extended until the second (2nd) business day following such expiration.

                     (c) The term "Permitted Exceptions" shall mean all exceptions to title approved or deemed approved by Buyer pursuant to this Paragraph 4.2. Notwithstanding anything to the contrary in this Agreement, Seller shall eliminate any and all title exceptions consisting of mechanic's liens, judgment liens, delinquent tax liens, loans secured by mortgages, deeds of trust, security agreements or fixture filings and/or any other monetary liens or encumbrances voluntarily created or caused by the Seller, other than those caused by Buyer or Buyer's Representatives or as a result of a claim against Buyer, which removal shall be a condition to Buyer's obligation to purchase the Property.

                     (d) Buyer shall promptly following the date by which both parties have executed this Agreement ("Date of Full Execution") engage, at Buyer's sole cost, a licensed surveyor to prepare the ALTA Survey. Buyer shall instruct the surveyor to prepare the ALTA Survey in a form acceptable to the Title Company and shall further instruct the surveyor to prepare and submit the ALTA Survey to the Title Company as expeditiously as possible.

           4.3  Inspection Rights.

                     (a) Subject to the terms and conditions of this Paragraph 4.3, Buyer and Buyer's consultants, agents, engineers, inspectors, contractors and employees directed by Buyer (collectively, "Buyer's Representatives") shall have reasonable access to the Property upon not less than 24 hours' prior notice (which may be written or oral) prior to the Contingency Deadline for the purpose of performing such inspections and investigations of the Property as Buyer may deem necessary and desirable ("Inspections"). Notwithstanding the foregoing, Buyer shall not make excavations or test borings, drill wells, materially disturb any plants, trees or shrubs, or engage in any other activities in, on or around the Property that materially damage the Property, absent specific written consent from Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Inspections shall be performed at Buyer's sole cost and expense and subject to such reasonable conditions as Seller may impose. Upon advance written request by Seller and at Seller's cost, Buyer shall divide and share with Seller all environmental testing samples taken from or related to the Property for the purpose of performing separate testing.

                     (b) Buyer shall indemnify, defend with counsel reasonably acceptable to Seller and hold Seller harmless from all damage, claims, injuries, actions, causes of action, liability, loss, claims and expenses (including reasonable attorneys' fees) resulting from physical injury or property damage (but excluding damage or injury caused by the negligence or willful misconduct of Seller) arising out of the acts or activities of Buyer, or Buyer's Representatives in, on or about the Property or arising in connection with the Inspections performed pursuant to this Paragraph 4.3. Buyer's indemnification obligations under this subparagraph (b) shall survive the Close of Escrow or the earlier termination of this Agreement.

                     (c) Upon any termination of this Agreement, other than due to the default of Seller hereunder, Seller, at its option, has the right to request, and Buyer shall promptly thereafter deliver to Seller, at no cost to Seller any copies of environmental, geotechnical, water or soils reports or studies and surveys and all other studies or reports prepared for Buyer by third parties (other than Buyer's attorneys) and relating to the Property ("Buyer's Reports"). Buyer shall have the right to retain a copy of all of Buyer's Reports. Buyer's obligations under this subparagraph (c) shall survive the Close of Escrow or the earlier termination of this Agreement.

                     (d) Prior to undertaking any Inspections of the Property, or any portion thereof, Buyer shall procure and maintain, and cause any and all of Buyer's Representatives to procure and maintain, commercial general liability insurance insuring against injuries to person, death or property damage on or about the Property and identifying Seller as an additional insured. Such commercial general liability insurance shall be on an occurrence basis and shall be in a combined single limit of not less than Two Million Dollars ($2,000,000). Such liability insurance shall provide that is shall not be modified or canceled without at least thirty
 (30) days prior written notice to Seller. Such commercial general liability insurance maintained shall contain a severability of interests provision and shall specifically insure Buyer's contractual liability under the provisions of Section 4.3(b), above.

           4.4 Books and Records. Up to and including the Close of Escrow, Seller shall make available without representation or warranty as to accuracy or completeness (except as otherwise expressly set forth in this Paragraph 4.4) for inspection, review and copying by Buyer, at Buyer's sole cost and expense, such documents, plans, records, files and other information respecting the Property as are listed on Exhibit "B" attached hereto (collectively, the "Books and Records"). If such list is not attached to this Agreement when executed by the parties, Seller shall deliver such list to Buyer on or before January 7, 2000. Seller shall either deliver the Books and Records to Buyer or make them available to Buyer at 100 Enterprise Way, Scotts Valley, California for inspection on reasonable prior notice, which may be written or oral. The term "Books and Records" specifically excludes: corporate, financial and accounting records and documents regarding the operations of Seller or its predecessor in title or their affiliates or subsidiaries as an entity, as opposed to records concerning only the Property; appraisals, financial projections or proformas prepared by Seller; privileged attorney-client communications, and attorney work product which is not related to the condition of the Property; loan documents regarding loans no longer encumbering any of the Property; information regarding potential buyers; marketing records; and Books and Records that have been lost or destroyed or are in the possession of others. Seller represents and warrants that it has undertaken reasonable efforts to locate and make available to Buyer all Books and Records and, to the actual knowledge of Seller, the list set forth on Exhibit "B" lists all of the Books and Records. Within five (5) business days following the Date of Full Execution, Seller shall deliver to Buyer a copy of all certificates of occupancy for the Real Property.

           4.5  Buyer's Independent Investigation.

                     (a) Buyer shall be given by Seller before the Contingency Deadline, a full opportunity to inspect and investigate each and every aspect of the Property ("Condition of the Property"), either independently or through agents, employees, contractors or consultants of Buyer's choosing, including, without limitation:

                (i) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                (ii) The physical condition of the Property, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, and all other physical and functional aspects of the Property. In the event Buyer enters onto the Property to perform any test, inspection or investigation of the Property, Buyer shall do so in a manner that causes the least interference possible to any tenants occupying space within the Property. Any examination of the physical condition of the Property may include an examination (the "Toxics Examination") for the presence or absence of Hazardous Materials as defined in Section 18.1.2), which Toxics Examination shall be performed or arranged by Buyer for the benefit of Buyer and Seller at Buyer's sole expense. As provided in
 Section 4.3(a) above, Buyer agrees not to undertake any invasive testing or investigation of the Property with respect to its Toxics Examination unless and until Seller has approved (which shall not be unreasonably withheld) the scope of such invasive testing or investigation and the contractor or consultant to undertake performance of the same. Seller shall receive copies of all reports issued, and shall be entitled to the return, if available, of all water or soils samples taken from the Property, in connection with the Toxics Examination.

                (iii) Any easements and/or access rights affecting the Property.

                (iv) All other matters of material significance affecting the Property.

 Subject to the other provisions of this agreement, Buyer agrees, represents and warrants that (i) it will purchase the Property subject to each and every Condition of the Property and (ii) Seller has no obligation to repair correct or compensate Buyer for any Condition of the Property. Seller shall, from the date of this Agreement to the Close of Escrow, at Seller's sole cost and expense, maintain the Property in the same general condition as Seller maintained the Property during the ninety (90) day period ending upon the date of this Agreement. Seller's covenant in the immediately-preceding sentence shall survive the Close of Escrow for ninety (90) days.

                     (b)  WITHOUT LIMITING THE EFFECT OF SELLER'S
 REPRESENTATIONS, WARRANTIES, COVENANTS AGREEMENTS AND OBLIGATIONS SET FORTH IN THIS AGREEMENT, OR ANY STATEMENTS CONTAINED IN TENANT ESTOPPEL CERTIFICATES SIGNED BY SELLER AND DELIVERED TO BUYER PURSUANT TO PARAGRAPH 5.1.7, BELOW, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SUCH TENANT ESTOPPEL CERTIFICATES SIGNED BY SELLER) OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, IMPROVEMENTS, FOUNDATION, ROOF, ROOF MEMBRANE, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY'S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, AND (X) THE ECONOMICS OF THE OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT IT SHALL USE ITS INDEPENDENT JUDGMENT AND MAKE ITS OWN DETERMINATION AS TO THE SCOPE AND BREADTH OF THE DUE DILIGENCE INVESTIGATION WHICH IT SHALL MAKE RELATIVE TO THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL RELY UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WHETHER THE PROPERTY IS LOCATED IN ANY AREA WHICH IS DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY). BUYER UNDERTAKES AND ASSUMES THE RISKS ASSOCIATED WITH ALL MATTERS PERTAINING TO THE PROPERTY'S LOCATION IN ANY AREA DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY. THE PROVISIONS OF THIS SECTION 4.5(b) SHALL INDEFINITELY SURVIVE THE CLOSE OF ESCROW HEREUNDER OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE GRANT DEED.

                     (c) As of the Close of Escrow, Buyer waives on behalf of itself and its agents, employees, affiliates, partners, officers, directors, shareholders, members, successors and assigns, any and all right to recover from Seller and from the affiliates of Seller and the members, partners trustees, shareholders, directors, officers, employees and agents of each of them (collectively, the "Seller Related Parties"), and forever releases and discharges Seller and the Seller Related Parties from any and all damages, claims, losses, liabilities, penalties, fines, liens, actions, causes of action, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, "Claims"), other than "Excluded Claims" (as hereinafter defined) that may arise on account of or in any way be connected with the Property (including, without limitation, the Improvements) or any law or regulation applicable thereto (including, without limitation, any Environmental Law (as defined in Paragraph 18.1.1, below)). The term "Excluded Claims" means (A) any Claims related to or arising out of Seller's active concealment or fraud and (B) other Claims, excluding Claims relating to the presence of Hazardous Materials at the Property, related to or arising out of (i) Seller's pre-Close of Escrow gross negligence or wilful misconduct, (ii) Seller's post-Close of Escrow negligence or wilful misconduct, (iii) representations, warranties, covenants, agreements and other obligations of Seller under this Agreement, to the extent surviving the Close of Escrow, (iv) representations and statements in any Tenant Estoppel Certificate signed by Seller, and (v) obligations of Seller under the Seller's Lease.

                     (d) In connection with subparagraph (c), above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                Buyer's Initials: T.G.

           4.6 Seller Leaseback. Buyer and Seller shall enter into a lease (the "Seller's Lease") providing for Seller's lease from Buyer, commencing on the Close of Escrow, of space within the real property (the "Leaseback Premises") upon the terms and conditions set forth on Exhibit "C" attached hereto, and such additional terms and conditions as Buyer and Seller may agree upon. Buyer and Seller shall expeditiously and in good faith negotiate and document the Seller's Lease and use reasonable efforts to execute the Seller's Lease prior to the Contingency Deadline. Each party shall, within one (1) business day following execution of the Seller's Lease, deposit its executed counterpart of the Seller's Lease into Escrow. If the parties shall fail to execute the Seller's Lease prior to the Contingency Deadline, then this Agreement shall automatically terminate (except with respect to rights and obligations that expressly survive termination of this Agreement) and Escrow Holder shall immediately return to Buyer its Initial Deposit (plus interest accrued thereon)].

      5.   Conditions to Closing.

           5.1 Buyer's Closing Conditions. Buyer's obligation to purchase the Property is expressly conditioned on the fulfillment at or before the Close of Escrow (or such earlier date specified below for fulfillment of such conditions) of each of the conditions precedent described below ("Buyer's Closing Conditions"). Buyer's Closing Conditions are solely for Buyer's benefit and any and all of Buyer's Closing Conditions may be waived in writing by Buyer in whole or in part.

                5.1.1 Title. Title to the Property shall be conveyed to Buyer by Grant Deed (with documentary transfer tax information to be filed separately) subject only to the Permitted Exceptions. It shall be a Buyer's Closing Condition that the Title Company shall be irrevocably and unconditionally committed to issue to Buyer the Title Policy, subject only to the Permitted Exceptions.

                5.1.2 Delivery of Closing Documents. It shall be a Buyer's Closing Condition that Seller shall deliver through Escrow the documents specified in Section 6.

                5.1.3 Performance of Covenants. It shall be a Buyer's Closing Condition that Seller shall have performed in all material respects the covenants of Seller under this Agreement to be performed by Seller before the Close of Escrow.

                5.1.4 Contingencies. It shall be a Buyer's Closing Condition that Buyer delivers a Notice to Proceed to Seller prior to the Contingency Deadline.

                5.1.5 Representations and Warranties. It shall be a Buyer's Closing Condition that all of the representations and warranties of Seller set forth in Paragraph 12 hereof shall be true and correct in all material respects as of the Close of Escrow.

                5.1.6 Seller's Lease. It shall be a Buyer's Closing Condition that Buyer and Seller shall have each executed and deposited into Escrow the Seller's Lease.

                5.1.7 Tenant Estoppel Certificates. It shall be a Buyer's Closing Condition that Buyer shall have received (i) signed tenant estoppel certificates, in form and substance approved during the Contingency Period by Buyer, in its reasonable discretion, and Buyer's lender, if any, in its sole discretion, from tenants who, in the aggregate occupy not less than eighty-five percent (85%) of the leased square footage at the Real Property and from each tenant who occupies more than five percent (5%) of the rentable square footage at the Real Property and (ii) an estoppel certificate, in form and substance approved by Buyer, in its reasonable discretion, and Buyer's lender, if any, in its sole discretion, completed and signed by Seller (and which contains statements that survive for a period of two years following the Close of Escrow and which are made "to Seller's actual knowledge," as such phrase is defined in Paragraph 1.1.3, above) with respect to any Lease for which an estoppel certificate is not obtained from the tenant. Within ten (10) days following the Date of Full Execution (or later if requested by Buyer, but not after the Contingency Deadline), Seller agrees to deliver an estoppel certificate in the form attached hereto as EXHIBIT "D" to each tenant of the Property with a request for each tenant to complete and return the estoppel certificate with ten (10) days. Upon request by Buyer or Buyer's lender, if any, Seller shall deliver to each tenant designated by the requesting party a subordination/non-disturbance agreement in form and substance approved by Buyer, in its reasonable discretion, and Buyer's Lender, if any, in its sole discretion, with a request for each such tenant to sign and return such document within ten (10) days.

           5.2 Seller's Closing Conditions. Seller's obligation to sell the Property is expressly conditioned upon the fulfillment at or before the Close of Escrow of each of the conditions precedent described below ("Seller's Closing Conditions"). Seller's Closing Conditions are solely for Seller's benefit and any or all of Seller's Closing Conditions may be waived in writing by Seller in whole or in part without prior notice.

                5.2.1 Purchase Price. It shall be a Seller's Closing Condition that Buyer shall have delivered to Seller through Escrow the Purchase Price.

                5.2.2 Delivery of Closing Documents and Funds. It shall be a Seller's Closing Condition that Buyer deliver through Escrow the documents and funds specified in Section 7.

                5.2.3 Performance of Covenants. It shall be a Seller's Closing Condition that Buyer shall have performed the covenants of Buyer under this Agreement to be performed prior to the Close of Escrow.

                5.2.4 Seller's Lease. It shall be a Seller's Closing Condition that Buyer and Seller shall have each executed and deposited into Escrow the Seller's Lease.

           5.3 Termination. If Buyer's Closing Conditions or Seller's Closing Conditions, as the case may be, are not satisfied or waived by the Closing Date, this Agreement may be terminated by the party in whose favor the Closing Condition runs by written notice to the other. If this Agreement is so terminated, the parties shall have no further obligation or liability under this Agreement, except for obligations which, pursuant to this Agreement, expressly survive termination of this Agreement; provided, however, any party not in default under this Agreement shall have such rights and remedies as are available under the laws of the State of California and this Agreement against any party that is in default. In the event this Agreement is terminated due to a failure of a Buyer's Closing Condition to be satisfied, then the Deposit (or so much thereof as shall have been deposited by Buyer, with interest thereon) shall be returned to Buyer. In the event this Agreement is terminated due to a failure of a Seller's Closing Condition to be satisfied, then Seller shall be entitled to retain the Deposit (or so much thereof as has been deposited into Escrow) to the extent provided in Paragraph 15, below. Any cancellation fee or other costs of the Escrow Holder shall be borne equally by Seller and Buyer, unless this Agreement is terminated due to a default of either party, in which event the defaulting party shall bear such costs and fees.

      6.   Seller's Delivery Into Escrow.

           6.1 On or before the Closing Date, Seller shall deliver into escrow:

                6.1.1     The Grant Deed;

                6.1.2 Two (2) executed counterparts of the Assignment of Leases, Approved Contracts and Documents and the Bill of Sale;

                6.1.3     Two (2) executed counterparts of the Seller's
 Lease;

                6.1.4 Originals of the Leases, the Approved Contracts and the Documents (to the extent in Seller's possession or control);

                6.1.5 Such other instruments or instructions as are reasonably necessary or appropriate in order to complete Seller's performance hereunder and to consummate this transaction; and

                6.1.6 Such other documents required of Seller under the terms of this Agreement.

      7.   Buyer's Delivery Into Escrow.

           7.1 On or before the Closing Date, Buyer shall deliver into escrow:

                7.1.1 Such sums as are required to be deposited by Buyer pursuant to Paragraph 2 hereof, plus such additional funds as are required to pay charges payable by Buyer hereunder, less any credit to which Buyer is entitled under the terms hereof;

                7.1.2 Two (2) executed counterparts of the Assignment of Leases, Approved Contracts and Documents and the Bill of Sale;

                7.1.3     Two (2) executed counterparts of the Seller's
 Lease;

                7.1.4 Such other instruments or instructions as are reasonably necessary or appropriate in order to complete Buyer's performance hereunder and to consummate this transaction; and

                7.1.5 Such other documents required of Buyer under the terms of this Agreement.

      8.   Closing Costs.

           8.1 The fees of Escrow Holder shall be borne equally by Seller and Buyer.

           8.2 The Title Policy premium shall be borne by the parties as provided in Paragraph 3.2 hereof.

           8.3 Seller shall pay the preparation and recording charges for the Grant Deed.

           8.4  Any documentary transfer taxes shall be paid by Seller.

           8.5 All other charges, fees and costs incident to the Close of Escrow shall be borne by Buyer and Seller in the manner customary in Santa Cruz County, California (the "County").

           8.6  Each party shall pay its own attorneys' fees.

      9.   Prorations And Adjustments.

           9.1 Prorations Paid Through Escrow. Real property taxes and current installments of assessments applicable to the Property, rent (including common area maintenance charges) paid under the Leases, and other income and expenses applicable to the Property shall be prorated as of the Closing Date with expenses allocable to the period on and after Closing Date to be for Buyer's account, and expenses allocable to the period before the Closing Date to be for Seller's account. Any property taxes assessed against the Property after the Closing Date, with respect to any period of time before the Closing Date, shall be paid by Seller on demand. All prorations shall be made as of 12:01 a.m. on the Closing Date and Buyer shall bear the burden of the expenses and shall receive the benefit of revenues for such day.

           9.2 Adjustment After Close of Escrow. Any income or expense which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amounts and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained but in no event later than one hundred eighty (180) days after the Close of Escrow. A statement setting forth such agreed proration shall be delivered to the Escrow Holder, provided Escrow Holder shall not be required to calculate any prorations. Seller and Buyer shall each cooperate with the other diligently and promptly to correct any errors in computations or estimates under this Paragraph 9.2 and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Paragraph 9.2. Either party owing the other party a sum of money based on adjustments made to prorations after the Close of Escrow shall promptly pay that sum to the other party, together with interest thereon at the rate of Ten Percent (10%) per annum from the date of demand of payment to the date of payment if payment is not made within thirty (30) days after demand therefor.

           9.3 Prepaid rents for the period after the Close of Escrow and all security deposits under the Leases held by Seller shall be credited to Buyer, and the Escrow closing statement shall constitute Seller's receipt for such rents and deposits. Rents in arrears prior to the Close of Escrow shall not be prorated, but shall be paid to Seller by Buyer when and if collected by Buyer, such payment to occur every thirty (30) calendar days following the Closing Date to the extent of any collected funds at such times. The first monies received by Buyer from each tenant after the Closing Date shall, unless designated otherwise by the tenant, be applied first to current rent due after the Close of Escrow, and the balance, if any, shall be paid to Seller for rent in arrears.

           9.4 Seller reserves all claims and causes of action against tenants and others who are in arrears as of the Closing Date, and Buyer shall reasonably cooperate with Seller in pursuing such arrearages and shall promptly remit arrearages and other sums due to Seller upon receipt
 thereof.   If Buyer is holding a security deposit as to any tenant who owes money to Seller, then, upon expiration of that tenant's Lease, Buyer shall apply the security deposit to the payment of any sum due Seller to the extent the security deposit is not otherwise applied to payment of sums due Buyer. Buyer shall have no obligation to collect all sums in arrears as of the Closing Date due to Seller. Seller may commence and prosecute litigation against any tenant or others for such arrearages.

           9.5 Seller shall provide to Buyer, at least five (5) business days prior to the date of the Contingency Deadline, copies of any new Leases or Contracts, or amendments to existing Leases or Contracts, entered into by Seller and not previously provided to Buyer together with an updated Rent Roll reflecting new Leases or changes to existing Leases.
 From and after the date which is five (5) business days prior to the date of the Contingency Deadline through the Close of Escrow or any earlier termination of this Agreement, Seller shall not enter into any new Leases or Contracts, or amend any existing Leases or Contracts without the prior written consent of Buyer (which consent shall not be unreasonably withheld).

           9.6 Seller shall be responsible for all commissions due with respect to Leases entered into by Seller prior to the Close of Escrow.

           9.7 On or before the Closing Date, Seller shall prepare or cause to be prepared notices addressed to each tenant of the Property, in form reasonably approved by Buyer, to be signed by Seller and Buyer advising tenants that the Property has been sold to Buyer, that security deposits have been transferred to Buyer and that all rents shall thereafter be paid to Buyer. Such notices shall be delivered by Seller or Seller's agent to the tenants immediately following the Close of Escrow and such notices shall comply in all respects with California Civil Code
 Section 1950.7(d)(1).

           9.8 All prorations, unless otherwise provided herein, shall be on an accrual basis and based upon actual a thirty (30) day month. Buyer and Seller shall allow the other access to their respective books and records relating to the Property to verify the prorations and adjustments provided in this Agreement.

           9.9 The provisions of Paragraph 9 shall survive the Close of Escrow.

      10.  Opening And Closing Of Escrow.

           10.1 Within two (2) days after the Date of Full Execution, Seller shall cause escrow ("Escrow") to be opened by delivering the fully executed Agreement, together with Buyer's check representing the Deposit (if supplied pursuant to Paragraph 2.1), to Chicago Title Company, San Jose, California, or such other company that the parties may agree upon in writing, which shall act as escrow holder ("Escrow Holder") ("Opening of Escrow"). Seller shall immediately notify Buyer of the Opening of Escrow. Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement which, together with Escrow Holder's standard general provisions, shall constitute Escrow Holder's instructions. In the event of any conflict between the terms of this Agreement and the terms of Escrow Holder's standard general provisions, the terms of this Agreement shall control. Buyer and Seller shall each deposit such other documents and instruments as are reasonably necessary to close escrow and complete the sale and purchase of the Property in accordance with the terms of this Agreement. If any requirements relating to the duty of Escrow Holder under this Agreement are not reasonably acceptable to Escrow Holder, or if Escrow Holder determines that it requires additional or amended instructions in order to perform its duties hereunder, the parties agree to make such additions and amendments to these escrow instructions as may be mutually agreed upon by the parties, provided such additions and amendments do not substantially change this Agreement or its intent. Buyer and Seller agree to hold Escrow Holder harmless from and against any action taken by Escrow Holder in accordance with the terms of this Agreement not requiring further instructions from the parties or actions taken based upon Seller's unilateral instructions, including, without limitation, the release of funds in accordance with Paragraph 15 hereof.

           10.2 The term "Close of Escrow" shall mean the date upon which the Grant Deed is recorded in the Official Records of the County.

           10.3 The term "Closing Date" shall mean the date upon which the Close of Escrow shall occur, which date shall be the first business day occurring not less than thirty (30) days following the Contingency Deadline, as such date may be extended pursuant to the terms of this Agreement. The Closing Date shall occur on any weekday from Tuesday through Friday. If the Closing Date (or any extension or postponement thereof) is scheduled for a Monday for any reason, the Closing Date shall be automatically postponed until the next business day.

           10.4 Possession of the Property, subject to the Leases shown on the Rent Roll furnished by Seller to Buyer pursuant to Paragraphs 1.1.3 and 9.5, shall be delivered to Buyer on the Close of Escrow.

      11.  Disbursements And Other Actions By Escrow Holder.

           11.1 On the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner hereby indicated:

                11.1.1 Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows:

                     (a) Deduct therefrom all items chargeable to the account of Seller pursuant to this Agreement; and

                     (b) Disburse to Seller the remaining balance of the funds deposited by Buyer for the Purchase Price, except as may otherwise be required by these instructions.

                11.1.2 Record the Grant Deed, together with any other documents or instruments which the parties may mutually direct to be recorded in the Official Records of the County;

                11.1.3 Deliver to Buyer and Seller duplicate originals of the Bill of Sale, the Assignment of Leases and the Seller's Lease; and

                11.1.4 Deliver to Buyer those items deposited into escrow by Seller, and deliver to Seller any other items deposited into escrow by Buyer, as provided herein.

      12.  Representations and Warranties.

           12.1 Seller's Representations and Warranties. Seller hereby represents and warrants as of the Date of Full Execution to Buyer the following:

                12.1.1 To Seller's actual knowledge there is no claim, action, litigation, arbitration or other proceeding pending against Seller which relates to the Property or the transactions contemplated hereby except as disclosed in writing to Buyer and, to Seller's actual knowledge, there is currently no governmental investigation, litigation or arbitration proceedings to which Seller is a party which relate to the Property. As previously disclosed to Seller, one or more property owners who own real property adjacent to and north of the Property have contended that they hold a prescriptive or implied easement over a portion of the Property. To the actual knowledge of Seller, such adjacent property owners who have previously claimed a prescriptive or implied easement have not filed any lawsuit to attempt to quiet title to such easement. Buyer shall have the opportunity to investigate this matter during its Contingency Period and shall not be deemed to have approved same unless and until it delivers a Notice to Proceed.

                12.1.2 To Seller's actual knowledge there are no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings pending against Seller.

                12.1.3 To Seller's actual knowledge, true and correct copies of all of the Leases, Contracts and Documents that are in Seller's possession, custody and control have been delivered or made available to Buyer.

                12.1.4 To Seller's actual knowledge there are no pending or contemplated condemnation or annexation proceedings affecting the Property or any part thereof.

                12.1.5 Seller has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement shall be the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

           12.2 Buyer's Representations and Warranties. Buyer hereby represents and warrants as of the Date of Full Execution to Seller the following:

                12.2.1 Buyer has all necessary corporate power and authority to execute and deliver this agreement and to perform its obligations hereunder. This Agreement is the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

           12.3 Survival. The representations of Buyer and Seller in this Agreement shall survive the Close of Escrow for a period of two (2) years.

      13.  Casualty Loss.

           13.1 If the Property is materially damaged or destroyed prior to the Close of Escrow, Seller shall, within five (5) days of such damage or destruction, give written notice to Buyer of the date and nature of such damage or destruction and of Seller's election to repair or not to repair such damage or destruction. Seller shall have no obligation to repair such damage or destruction. "Material damage" shall mean damage which costs in excess of $50,000 to repair.

           13.2 If Seller elects not to repair such damage or destruction, Buyer may, by delivering written notice to Seller within five (5) calendar days following receipt of Seller's notice, elect to terminate this Agreement or accept title to the Property subject to such damage or destruction, without recourse against Seller or reduction in the Purchase Price. In the event Buyer elects to accept title to the Property, Seller shall assign to Buyer any and all rights Seller may have to insurance proceeds payable in connection with such damage or destruction (except for rental loss insurance proceeds applicable to the period prior to the Close of Escrow, which shall be retained by Seller).

           13.3 If Buyer elects to terminate this transaction, this Agreement shall be deemed canceled and of no further force or effect (except for obligations under this Agreement which expressly survive termination), the Deposit and all accrued interest thereon shall be refunded to Buyer, and the parties shall have no recourse against each other at law or in equity, or otherwise be liable to the other, for any reason relating to this Agreement.

      14.  Condemnation.

           If any part of the Property is condemned prior to the Close of Escrow, Seller shall, within five (5) days of Seller's knowledge of the condemnation proceeding, give Buyer written notice of such condemnation and Buyer shall have the option of either purchasing the Property and receiving the proceeds from such condemnation with no further recourse against Seller (at law, in equity or otherwise) or declaring this Agreement terminated by delivering written notice of termination to Seller. If so terminated, this Agreement shall be deemed canceled and of no further force or effect, the Deposit and all accrued interest thereon shall be refunded to Buyer, and the parties shall have no recourse against each other at law or in equity, or otherwise be liable to the other, for any reason relating to this Agreement.

      15.  Default And Liquidated Damages.

           15.1 THE PARTIES HERETO, BEFORE ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IN THE EVENT ESCROW SHALL FAIL TO CLOSE AS PROVIDED IN THIS AGREEMENT DUE TO A DEFAULT BY BUYER UNDER THIS AGREEMENT. IN LIGHT OF FACTORS THAT DIRECTLY OR INDIRECTLY AFFECT THE VALUE AND MARKETABILITY OF PROPERTY, IT IS ACKNOWLEDGED BY THE PARTIES THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY, PRIOR TO EXECUTION OF THIS AGREEMENT, THE AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER IN THE EVENT OF ANY FAILURE OF ESCROW TO CLOSE DUE TO A DEFAULT BY BUYER.

           15.2 THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF BUYER'S NONPERFORMANCE OF ANY OBLIGATION HEREUNDER, OR THE FAILURE OF BUYER TO PERFORM UNDER THE TERMS OF THIS AGREEMENT, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS THE AMOUNT OF THE DEPOSIT. THEREFORE, PROVIDED SELLER IS NOT IN DEFAULT, IN THE EVENT OF BUYER'S DEFAULT UNDER THIS AGREEMENT AND, BY REASON OF SUCH DEFAULT, THIS ESCROW SHALL FAIL TO CLOSE ON THE CLOSING DATE OR IS CANCELED OR TERMINATED:
 (a) SELLER MAY RETAIN THE DEPOSIT (TOGETHER WITH ACCRUED INTEREST THEREON) AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, FOR BUYER'S FAILURE OR REFUSAL TO CONSUMMATE THE PURCHASE AND SALE TRANSACTION; AND (b) ESCROW HOLDER IS HEREBY IRREVOCABLY INSTRUCTED TO IMMEDIATELY RELEASE THE DEPOSIT (IF NOT PREVIOUSLY RELEASED) TO SELLER UPON RECEIPT OF WRITTEN DEMAND FROM SELLER, WITHOUT LIABILITY OR FURTHER NOTICE TO OR INSTRUCTIONS FROM BUYER (AND NOTWITHSTANDING ANY INCONSISTENT UNILATERAL INSTRUCTION WHICH MAY BE DEPOSITED INTO ESCROW BY BUYER). THE PROVISIONS OF THIS SECTION 15 SHALL NOT BE APPLICABLE TO, AND THERE SHALL BE NO LIMITATION ON THE AMOUNT OF SELLER'S DAMAGES, IN THE EVENT OF A BREACH BY BUYER OF ANY INDEMNIFICATION OBLIGATION OF BUYER UNDER THIS AGREEMENT.

           15.3 BY PLACING THEIR INITIALS AT THE PLACES PROVIDED BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENT MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL AND THAT SUCH COUNSEL EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AND OTHER PROVISIONS OF THIS AGREEMENT AT THE TIME SAME WAS EXECUTED.

           Buyer's Initials T.G.        Seller's Initials H.McK.B.

           15.4 Buyer's Indemnity. Buyer shall indemnify Seller from and against any and all Claims arising out of or in connection with (i) the obligations of Buyer under any contracts or agreements regarding the Property respecting or pertaining to the period of time occurring on or after the Closing Date (excluding contracts or agreements which are required to be terminated pursuant to Paragraph 1.1.4 or which were in existence prior to the Close of Escrow but were not disclosed on the list of Contracts provided by Seller in accordance with Paragraph 1.1.4), (ii) any personal injury or property damage that occurred on the Property on or after the Closing Date, except to the extent caused by the grossly negligent or willful acts or omissions of Seller or its agents or employees either after the Closing or prior to the Closing, (iii) any liability to any contractor, subcontractor, supplier or any other person or entity related to work performed at the Property for Buyer and (iv) any act or omission respecting the Property of Buyer, its agents, employees, successors or assigns occurring after the Close of Escrow, except to the extent caused by the negligent or wilful acts or omissions of Seller.
 Buyer shall immediately take such measures as may be reasonably required to defend a Claim properly and effectively, and may defend same with counsel, consultants and experts of its own choosing approved by Seller (which approval shall not be unreasonably withheld or delayed). If Buyer fails to defend such Claim properly and effectively, then Seller may defend such Claim with counsel, consultants and experts of its own choosing at the expense of Buyer, provided Seller gives Buyer prior written notice thereof.

           15.5 Seller's Indemnity. Seller shall indemnify Buyer from and against any and all Claims arising out of or in connection with (i) the obligations of Seller under any contracts or agreements regarding the Property respecting or pertaining to the period of time occurring before the Closing Date unless such obligations were expressly assumed by Buyer prior to the Close of Escrow, (ii) any personal injury or property damage that occurred on the Property prior to the Close of Escrow except to the extent caused by the negligent or willful acts or omissions of Buyer or its agents or employees and (iii) any liability to any contractor, subcontractor, supplier or any other person or entity related to work performed at the Property for Seller or prior to the Close of Escrow (except for work performed at the Property for Buyer). Notwithstanding anything in this Agreement to the contrary, Seller is not indemnifying Buyer against any Hazardous Materials condition that occurred on the Property prior to, or that exists as of, the Close of Escrow. Seller shall immediately take such measures as may be reasonably required to defend a Claim properly and effectively, and may defend same with counsel, consultants and experts of its own choosing approved by Buyer (which approval shall not be unreasonably withheld or delayed). If Seller fails to defend such Claim properly and effectively, then Buyer may defend such Claim with counsel, consultants and experts of its own choosing at the expense of Seller, provided Buyer gives Seller written notice thereof.

           15.6 Survival of Indemnities. The agreements in Paragraphs 15.4 and 15.5 shall survive the Closing for a period equal to the greater of
 (i) five (5) years or (ii) with respect to any third-party claim for which a party is seeking indemnification thereunder, expiration of the statute of limitations applicable to such claim.

      16. Put Option. Buyer grants Seller the option ("Put Option") to put and sell to Buyer for a price of Seventeen Million and No/100 Dollars ($17,000,000.00) that certain real property commonly known as "the Greenhills Property" and described on EXHIBIT "D" attached hereto ("Greenhills Property"). Seller shall exercise the Put Option, if at all, by delivering written notice of such exercise ("Option Exercise Notice") to Buyer on or before the first (1st) anniversary of the Close of Escrow. Within ten (10) business days following Buyer's receipt of the Option Exercise, Buyer and Seller shall enter into a purchase agreement for the Greenhills Property ("GP Purchase Agreement") which purchase agreement shall be in form and substance identical to this Agreement except (i) the "Property" shall be the Greenhills property, (ii) the purchase price shall be as specified in this Paragraph 16, (iii) no additional put option shall be included, (iv) there shall be no Seller leaseback, and (v) the "Books and Records" to be delivered or made available to Buyer by Seller shall be as set forth in Exhibit "F" attached hereto. Notwithstanding anything to the contrary herein, Buyer's obligation to purchase the Greenhills Property following Seller's exercise of the Put Option shall remain subject to the contingencies and closing conditions set forth in the GP Purchase Agreement including, without limitation, contingencies relating to Buyer's review and investigation of the Greenhills Property. The provisions of this Paragraph 16 shall survive the Close of Escrow, but shall not survive any termination of this Agreement prior to the Close of Escrow.

      17.  Broker's Commission.

           17.1 Buyer and Seller acknowledge that The Williams Company represents both Buyer and Seller in connection with this transaction. If, and only if escrow closes under this Agreement, Seller shall pay The Williams Company a consulting fee as specified in a separate agreement between such parties.

           17.2 Other than the consultant set forth in Paragraph 17.1 above, Buyer and Seller each represent to the other that neither has had any dealings with any person, firm, broker, consultant or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated hereby, and no broker or other person, firm, consultant or entity is entitled to any commission or finder's fee or other compensation in connection with this transaction. Buyer and Seller do each hereby indemnify, defend and hold the other harmless from and against any costs, expenses or liability for compensation, commissions or charges that may be claimed by any broker, finder or other similar party, by reason of any dealings or actions of the indemnifying party.

      18.  MISCELLANEOUS

           18.1 Definition of Environmental Laws and Hazardous Material.

                18.1.1 Environmental Laws. "Environmental Laws" shall mean any and all present and future federal, state and local law (whether under common law, statute, rule, ordinance, agreement, regulation or otherwise), requirement under any permit issued with respect thereto, and other requirements of agencies having jurisdiction thereunder relating to the protection of human health or the environment, including (without limitation) the Federal Insecticide, Fungicide, and Rodenticide Act 7 U.S.C. Section 136, et seq.; the Toxic Substances Control Act, 15 U.S.C.
 Section 2601, et seq.; Federal Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2641 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C.
 Section 6901 et seq. ("RCRA"); the Federal Water Pollution Prevention and Control Act, 33 U.S.C. Section 1251 et seq. (the "Clean Water Act"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801. et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1321; 42 U.S.C. Section 7401 et seq. (the "Clean Air Act"); the California Hazardous Waste Control Act, Cal. Health & Safety Code ("H.&S.C.") Section 25100 et seq.; the California Hazardous Substance Account Act, H.& S.C. Section 25300 et seq.; the California Safe Drinking Water and Toxic Enforcement Act, H.& S.C. Section 25249.5, et seq. ("Proposition 65"); the California Hazardous Waste Management Act, H.&S.C. Section 25170.1 et seq.; H.&S.C. Section 25501 at seq. (Hazardous Materials Response Plans and Inventory); the Porter-Cologne Water Control Act, Cal. Water Code Section 13000 et seq.; H.&S.C. Section 25280, et seq. (Underground Storage of Hazardous Substances); H.&S.C.
 Section 25915 et seq. (the "Connelly Act"); H.&S.C. Section 25359.7; H.&S.C. Section 2595 et seq.; Cal. Labor Code Section 6501.5 et seq.; and Title 22 of the California Code of Regulations; all as amended to the date hereof.

                18.1.2 Hazardous Material. "Hazardous Material" shall include any chemical, compound, material, mixture or substance which is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Law as a "hazardous substance," "hazardous material," "reproductive toxicant,""hazardous waste," "extremely hazardous waste," "infectious waste," "biohazardous waste," "medical waste," "toxic substance," "toxic pollutant", "pollutant", "contaminant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties to human health, safety or the environment, such as ignitability, corrosivity, reactivity, carcinogenicity, radioactivity or toxicity, including all petroleum hydrocarbon, petroleum-derived material, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), asbestos and those substances listed in the United States Department of Transportation Table (49 CFR 172.101, as amended).

           18.2 Definition of Business Day. For purposes of this Agreement, "business day" means any day other than Saturday, Sunday or a holiday observed by national or federally chartered banks. Any event specified to occur on a non-business day shall be extended automatically to the end of the first business day thereafter.

           18.3 Binding Effect. Subject to the restrictions on assignment contained in Paragraph 19.4, this Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective legal representatives, successors and assigns.

           18.4 Assignment. Buyer shall have the right to assign or delegate its rights hereunder (i) without the need for Seller's consent, to another person or entity with respect to which ScanlanKemperBard Companies has an economic interest in the profits and losses and which, either directly or through its principals, has at least five (5) years experience in the operations and maintenance of office buildings or (ii) if Seller's prior written consent is obtained, to any other person or entity ("Designee"), provided that no assignment, delegation, or other transfer shall be effective against Seller unless the Designee has assumed, in writing, in a form reasonably acceptable to Seller, all of Buyer's rights and duties hereunder, and no such assignment, delegation, or other transfer shall release the Buyer of its obligations under this Agreement. Buyer shall not have the right to make any partial assignment, delegation or other transfer of its rights, duties, and obligations under this Agreement. Seller shall not assign this Agreement.

           18.5 Severability. If any term, covenant, provision, paragraph or condition of this Agreement shall be illegal, such illegality shall not invalidate the whole Agreement, but, to the extent permitted by law, the Agreement shall be construed to give effect to the intent manifested by the portion held inoperative or invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

           18.6 Entire Understanding. Except as provided in this paragraph, this Agreement represents the entire understanding of Buyer and Seller and supersedes all prior and concurrent written or oral agreements or representations, if any, relative to the purchase of the Property.

           18.7 Amendments. This Agreement may not be modified, changed or supplemented except by written instrument signed by both parties.

           18.8 California Law. The interpretation and performance of this Agreement shall be governed by the laws of the State of California applied to agreements to be performed entirely within the State of California by residents of the State of California.

           18.9 Waiver. Other than deemed waivers provided for herein, all waivers by either party shall be in writing. The waiver by either party of any breach of any term, covenant or condition of this Agreement shall not be deemed a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition of this Agreement.

           18.10 Notices. Any and all notices or other communication required or permitted by this Agreement or by law to be served on or given to a party hereto by the other party shall be in writing and given personally (including overnight courier), by facsimile transmission (provided a copy of such notice is given by one of the other means described herein within one day following such notice sent by facsimile transmission) or by registered or certified mail (postage fully prepaid) addressed as follows:

      To Seller:     Inprise Corporation
                     100 Enterprise Way
                     Scotts Valley, California 95066
                     Attention: Hobey Birmingham
                     Telephone: 831-431-1515
                     Facsimile: 831-431-4190

      Copy to:       Berliner Cohen
                     10 Almaden Blvd., 11th Floor
                     San Jose, California 95113
                     Attention: Sam L. Farb, Esq.
                     Telephone: 408-286-5800
                     Facsimile: 408-998-5388

      To Buyer:      c/o ScanlanKemperBard Companies
                     2650 Pacwest Center
                     1211 SW Fifth Avenue
                     Portland, Oregon 97204
                     Attention: Todd M. Gooding
                     Telephone: 503-220-2600
                     Facsimile: 503-220-2648

      Copy to:       Kaye, Scholer, Fierman, Hays & Handler, LLP
                     1999 Avenue of the Stars, Suite 1600
                     Los Angeles, CA 90067
                     Attention: Barry H. Lawrence, Esq.
                     Telephone: 310-788-1010
                     Facsimile: 310-788-1200

      Escrow         Chicago Title Company
      Holder:        [address to be provided]
                     San Jose, California
                     Attention: [to be provided]
                     Telephone: [to be provided]
                     Facsimile: [to be provided]

 Either party may change such address by written notice to the other. Any notice delivered as described above shall be deemed received on the date of delivery. Buyer and Seller hereby agree that notices may be given hereunder by the parties' respective counsel and that, if any communication is to be given hereunder by Buyer's or Seller's counsel, such counsel may communicate directly with all principals as required to comply with the provisions of this Section.

           18.11 Captions. The captions inserted herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any of the provisions hereof.

           18.12 Exhibits. All exhibits and schedules referred to herein are incorporated by reference as though fully set forth herein.

           18.13 Attorneys' Fees. Should any party institute any action, proceeding, suit, arbitration, appeal or other similar proceeding or other non-judicial dispute resolution mechanism ("Action") to enforce or interpret this Agreement or any provision hereof, for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in such Action shall be entitled to receive from the other party(s) all reasonable attorneys' fees, accountants' fees, expert witness fees, and any and all other similar fees, costs and expenses incurred by the prevailing party in connection with the Action and preparations therefor ("Fees"). If any party files for protection under, or voluntarily or involuntarily becomes subject to, any chapter of the United States Bankruptcy Code or similar state insolvency laws, any other party shall be entitled to any and all Fees incurred to protect such party's interest and other rights under this Agreement, whether or not such action results in a discharge.

           18.14 Additional Cooperation. Seller and Buyer agree to execute such additional documents or take such additional action, without cost or expense as may be reasonably necessary or desirable to carry out the provisions of this Agreement or to further perfect the conveyance, transfer and assignment of the Property to Buyer. This provision survives the Close of Escrow.

           18.15 Confidentiality. Seller and Buyer agree that neither Seller nor Buyer shall disclose to any third party the Purchase Price or the non-public terms and conditions of this Agreement. This provision shall not limit disclosure to the Escrow Holder, to Buyer's prospective partners or lenders, or to the agents, consultants and attorneys retained by Seller and Buyer in connection with this transaction or to the extent that such disclosure is reasonably appropriate to facilitate the consumption of the transactions contemplated by this Agreement or to whom disclosure is reasonable in the performance of services for or on behalf of Buyer or Seller, or disclosure required by applicable laws, securities law compliance or other compliance due to Seller being a publicly-traded corporation, legal process or Buyer's or Seller's efforts to enforce its rights under this Agreement.

           18.16 Consent to Jurisdiction. Seller and Buyer consent to suit with respect to this Agreement and the transaction contemplated hereby, and accept the jurisdiction of the Superior Court for the County of Santa Cruz, California, and the U.S. District Court for the Northern District of California, and the courts to which appeals would be taken from each of the foregoing.

           18.17 Counterparts. This Agreement may be executed and delivered by fax and in counterparts, each of which when executed shall be deemed an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one document.

           18.18 Revocation. If this Agreement is presented to Seller by Buyer with signatures on behalf of Buyer, Buyer may revoke this Agreement by written notice from Buyer to Seller at any time prior to Seller delivering an executed copy of this Agreement to Buyer. Upon such revocation, the Initial Deposit (if delivered by Buyer) shall be returned to Buyer and Buyer shall have no further obligation in connection with this Agreement.

           18.19 Time Of Essence. Time is of the essence in the performance of the obligations hereunder and the Close of Escrow.

           18.20 Exclusivity. In view of the substantial time and expense which Buyer anticipates investing in preparing for the acquisition of the Property, Seller agrees not to enter into any purchase and sale agreements relating to the Property, unless and until the earlier of (i) any termination of this Agreement or (ii) January 30, 2000.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



 SELLER:

 INPRISE CORPORATION, a Delaware
 corporation


 By /s/ Hobart McK. Birmingham
    -----------------------------------
 Print Name: Hobart McK. Birmingham
 Title: Chief Administrative Officer


 BUYER:

 SCANLANKEMPERBARD COMPANIES, an
 Oregon corporation


 By  /s/ Todd M. Gooding
    ------------------------------------
 Print Name:  Todd M. Gooding
 Title:       Vice President




                                EXHIBIT "A"

                   LEGAL DESCRIPTION OF THE REAL PROPERTY




 EXHIBIT A
                                            OLD REPUBLIC TITLE COMPANY
                                                     ORDER NO. 202564-V
                                                              UPDATE I

The land referred to in this Report is situated in the County of Santa Cruz, City of Scotts Valley, State of California, and is described as follows:


         Parcel 1 as shown upon that certain Parcel Map filed for record on December 15, 1994 in Volume 53, Page 36 of Parcel Maps, Records of Santa Cruz County.

         Excepting therefrom all minerals, oil, gases and other hyrcarbons by whatsoever name known that may be within or under the parcel of land herein described without, however the right to drill, dig or mine through the surface thereof, as contained in the Deed from the State of California, to Mary Jo Martindale, a widow, recorded June 11, 1963 in Volume 1546, Page 541, Official Records of Santa Cruz County.

         Also excepting therefrom all minerals, oils, gases and other hydrocarbons, as reserved in the deed from the State of California, to Tommy Barnett, recorded June 11, 1963 in Volume 1546, Page 545, Official Records, Santa Cruz County.

         Assessor's Parcel Number:  024-031-16




EXHIBIT A (CONTINUED)                             OLD REPUBLIC TITLE COMPANY
---------------------
                                                           ORDER NO. 208782-V


The land referred to in this Report is situated in the County of Santa Cruz, City of Scotts Valley, State of California, and is described as follows:


Parcel 2 as shown upon that certain Parcel Map filed for record on December 15, 1994 in Volume 53, Page 36 of Parcel Maps, Records of Santa Cruz County.

Assessor's Parcel Number:  024-031-17




                                EXHIBIT "B"

                             BOOKS AND RECORDS




                                EXHIBIT "C"

                          TERMS OF SELLER'S LEASE


 1.   Landlord:           ScanlanKemperBard Companies, or designee.

 2.   Tenant:             Inprise Corporation.

 3.   Square Feet:        148,144 SF - See Exhibit B-1

 4.   Additional Space:   Within twelve months of closing, tenant shall have
                          a one-time option to lease an additional 56,050 SF located in Modules C-1 (Half floor), C-2 and C-3, at a rental $2.30 per SF per month, all other terms shall remain the same. If such option is exercised within 10 days prior to closing Landlord will pay Tenant a $1.5 million move in fee. If such option is exercised within six months after closing Landlord will pay Tenant a $500,000 million move in fee. If tenant exercises option after six months, tenant will not be entitled to a move in fee.

 5.   Initial Term:       Ten (10) years.

 6.   Extension Terms:    Two (2) periods of five (5) years.

 7.   Monthly Rent
      Schedule:           $2.00 per SF per month.

                          The Minimum Rent shall be increased at the commencement of each lease anniversary by 3.0%.

 8.   Guarantee and
      Security Deposit:   At lease execution, Inprise shall produce a
                          security deposit or letter of credit (Deposit) equal to 12 months' rent. Such Deposit will be reduced to one month's rent when Inprise can produce a BB or better credit rating from Standard
                          & Poors or an equivalent rating agency for a period of 18 consecutive months.

 9.   Expense Pass
      Through: Tenant's pro rata share of all increases in operating expenses including, but not limited to, property taxes, property maintenance, landscaping, janitorial, insurance and management expenses over the operating expenses for 2000. Capital Improvements during the lease term will be amortized over their useful life and passed through to Tenant based on Tenant's pro rata share.

 10.  Subleasing:         Tenant shall not sublease any space in the
                          building without Landlord consent. Landlord will not approve any subleases for the tenant until one of the following occurs, two years have passed or the balance of the Landlord space 95% leased and occupied by other tenants, whichever is earlier.
                          Landlord will not unreasonably withhold consent provided the proposed sublease terms are equal to market terms. Tenant shall bear all costs associated with subleasing space including
                          Landlord's legal review. Rents received in excess of Tenant's rents will be split 50% to Landlord and 50% to Tenant. Once sublease tenant is approved by Landlord, in occupancy and paying rent, Tenant shall be released from its rent obligations for sublease tenant's space.

 11.  Storage Space:      Landlord shall lease to tenant 29,816 SF of storage
                          space for a period of two years. The rental rate for the first year shall be $0.50 per SF per month for the first year and $0.515 per SF per month for the second year.

 12.  Cafeteria Subsidy:  Tenant agrees to pay landlord $6.75 per employee per month for every employee that works on the premises as a subsidy for the cafeteria. Such subsidy shall remain in place until the cafeteria has shown a profit or achieves "breakeven" for twelve consecutive months.

 13.  Other:              The leases will contain other provisions,
                          establishing the rights and obligations of the Landlord and Tenant, as are typically included in commercial retain or office leases.





                                EXHIBIT "D"

                    FORM OF TENANT ESTOPPEL CERTIFICATE


To:     ____________________________
        ____________________________
        ____________________________
        ____________________________
         Attn:______________________

Re:      Lease Dated:________________________________

         Landlord:___________________________________

         Tenant:_____________________________________

         Premises: ______________ Square Feet,
                   100 Enterprise Way, Suite _____
                   Scotts Valley, CA.

     The undersigned tenant (herein called "Tenant") is the lessee of certain space (the "Premises") located at the above-captioned address (the "Property") under the terms of a lease (the "Lease") with __________________, a California _____________________ ("Landlord"). Landlord intends to transfer the Property and assign the Landlord's interest in the Lease to _____________________________________________________ ("Buyer").

     At Buyer's request, and knowing that Buyer will rely upon the accuracy of the information contained herein in connection with Buyer's acquisition of the Property, Tenant certifies to Buyer as follows:

     1. The Lease is dated _______________ 19___. A true, correct and complete copy of the Lease is attached hereto and incorporated herein by this reference.

     2. The commencement date of the Lease is _______________, 19__, and the expiration date of the current term of the Lease is ___________ 19_. The commencement of occupancy was ________________, 19____.

     3. (a) The fixed monthly rental presently payable under the Lease is $_________ and has been paid through ___________, ____.

        (b) All additional rent (including, as applicable, operating costs, common area expenses, taxes, utilities, adjusted base rents, inflation adjustments, percentage rents, etc.) payable under the terms of the Lease has been paid through _______________, 19__, and the Tenant is not presently contesting any amount or Tenant's share thereof.

        (c) Tenant has paid all taxes, charges, maintenance, insurance, utilities and other costs or expenses payable by Tenant under the terms and provisions of the Lease and no amounts remain unpaid as of the date hereof.

     4. The amount of security deposit being held by Landlord is $_______. No interest is or will in the future become due or payable in connection with the security deposit.

     5. The Lease is in full force and effect and is binding and enforceable against Tenant in accordance with its terms.

     6. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been amended, modified, supplemented, renewed or otherwise changed in any way, and there are no agreements or obligations between Tenant and Landlord, either oral or written, to amend, renew, supplement, change or modify the terms or provisions of the Lease.

     7. All work and tenant improvements required by the Lease to be completed have been completed in the manner and in accordance with the terms, conditions and covenants set forth in the Lease to the satisfaction of Tenant, and no payments are required to be made to Tenant in connection therewith. Tenant is not aware of any defects in the Premises or in the Building of which the Premises are a part.

     8. Tenant has accepted the Premises and is in full and complete possession thereof.

     9. Tenant has not assigned, sublet, or encumbered its interest in the Lease.

     10. Tenant has performed no alterations or works of improvement upon the Premises for which any contractor, workman or supplier is still unpaid or for which any mechanic or materialman may be entitled to file a lien against the Premises.

     11. Tenant claims no offsets, set-offs, rebates, concessions, "free rent" or defenses to the enforcement of the agreements, terms, covenants or conditions of the Lease, including, without limitation, with respect to any base rent, additional rent, or other amount payable under the terms of the Lease. No rent under the Lease has been paid other than as is currently due, and there exist no credits or allowances to which Tenant is entitled.

     12. Neither Landlord nor, to the best of Tenant's knowledge, Tenant is in default in the performance or observance of any of its obligations under the Lease, and no event has occurred and no conditions exist that, with the giving of notice or the passage of time, or both, would constitute a default under the terms of the Lease.

     13. Tenant has no option to renew the Lease, or to lease any other space in, or to purchase all or any part of, the Property, except as set forth in the Lease.

     Tenant understands that Landlord intends to convey the Property and assign the Lease to Buyer, and that Buyer will rely upon this certificate in deciding whether or not to purchase the Property. Notice of acceptance of this certificate by Buyer is waived. Tenant agrees that this Certificate shall be binding upon the Tenant and its successors and assigns, or heirs and personal representatives, as applicable, and shall inure to the benefit of Buyer, its successors and assigns.


         Dated:_______________________

                                               TENANT


                                               By______________________________

                                               ________________________________
                                               [Printed Name and Title]




                                 EXHIBIT E
                           (GREENHILLS PROPERTY)


                            (LEGAL DESCRIPTION)


                                 PARCEL ONE

Situate in the City of Scotts Valley, County of Santa Cruz, State of California and described as follows:

Lots 3 and 4, of the parcel map, in the City of Scotts Valley, County of Santa Cruz, State of California, per the map filed February 3, 1982 in Book 40, page 17 of parcel maps, in the office of the County Recorder of said County.

                                 PARCEL TWO

Situate in the City of Scotts Valley, County of Santa Cruz, State of California and described as follows:

As appurtenant to parcel one above, an easement for the general purposes of use and distribution of water from the well and access thereto, as contained in that certain grant of easement and maintenance agreement recorded May 7, 1987 in Book 4155 page 686 Official Records of Santa Cruz County.

                                PARCEL THREE

Situate in the City of Scotts Valley, County of Santa Cruz, State of California and described as follows:

As appurtenant to parcel one above, an easement for the general purposes of pedestrian and vehicular ingress and egress, and access necessary to maintain such easement as contained in that certain "Grant of Easement Agreement", recorded May 7, 1987 in Book 4155 Page 663 Official Records of Santa Cruz County.





                                EXHIBIT "F"

                 BOOKS AND RECORDS FOR GREENHILLS PROPERTY